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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

          This Amended and Restated Employment Agreement (this "Agreement") is made effective December 1, 1998 by Exide Corporation, a Delaware corporation ("Exide"), and Mr. Robert A. Lutz, an individual ("Executive").

                                   RECITALS
                                   --------

          WHEREAS, Exide's Board of Directors authorized an offer of employment to Executive and Executive accepted Exide's written offer for employment dated November 10, 1998.

          WHEREAS, Exide's Board of Directors has elected Executive as Chairman of the Board of Directors of Exide.

          WHEREAS, Executive and Exide agreed to extend the term of this Agreement until December 1, 2003.

          WHEREAS, Exide and Executive now wish to amend and restate the terms of Executive's employment hereunder.

          NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

I.     DEFINITIONS
--     -----------

For the purposes of this Agreement, the following terms have the meanings specified below:

"Agreement" -- means this Employment Agreement, as amended from time to time.
 ---------

"Board of Directors" -- means Exide's Board of Directors as such may exist
 ------------------
during the term of this Agreement and any Committee thereof to the extent the Board of Directors delegates its rights hereunder to any such Committee.

"Cause" -- means Executive's material breach of any provision of this Agreement
 -----
or Executive's material, willful failure to adhere to any written Exide policy.

"Confidential Information" -- (a) trade secrets concerning the business and
 ------------------------
affairs of Exide, product specifications, data, know-how, formulae; compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, financial information, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), and any other information, however documented, that is a trade secret within the meaning of applicable state trade secret law;
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and (b) information concerning the business and affairs of Exide (including any of its subsidiaries or affiliated companies); and (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for Exide containing or based, in whole or in part, on any information included in the foregoing.

"Effective Date" -- means the date stated in the first paragraph of the
 --------------
Agreement.

"Employment Period" -- means the term of Executive's employment under this
 -----------------
Agreement.

"Good Reason" -- means any material breach of this Agreement that is not
 -----------
corrected by Exide within 10 days of notice from Executive of such breach.

II.    EMPLOYMENT TERMS AND DUTIES
       ---------------------------

       A.   EMPLOYMENT
            ----------

       Exide hereby employs Executive as Chief Executive Officer, and Executive hereby accepts such employment by Exide, upon the terms and conditions set forth in this Agreement.

       B.   TERM
            ----

       Subject to the provisions of Section IV, the term of Executive's employment under this Agreement will continue until December 1, 2003. Executive and the Board of Directors may extend the term with their mutual consent.

       C.   DUTIES
            ------

       Executive will have such duties as are specified in Exide's Certificate of Incorporation and Amended and Restated By-Laws and as assigned or delegated to Executive by the Board of Directors. Executive will be allowed to continue on any non-Exide boards of directors that he was on at the Effective Date or as otherwise approved by the Board of Directors.

III.   COMPENSATION
       ------------

During the Employment Period, the Executive will be entitled to the following compensation:

       A.   BASIC COMPENSATION
            ------------------

            1.   Salary:  $900,000.00 per year
            2. Bonus: up to 150% of base pay as determined by the Board of Directors.

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       B.   BENEFITS Executive will, during the Employment Period, be permitted
            --------
            to participate in such retirement, life insurance, hospitalization, major medical, and other employee benefit plans of Exide that may be in effect from time to time for salaried employees, to the extent Executive is eligible under the terms of those plans.

       C.   VACATIONS AND HOLIDAYS
            ----------------------

            Executive will be entitled to paid vacation and holidays as set forth in Exide's policies as modified from time to time.

       D.   OTHER
            -----

            1.   Automobiles Executive will be eligible for company vehicles in
                 -----------
                 accordance with Exide's company vehicle policy.

            2.   Administrative Support  Executive will be entitled to two
                 ----------------------
                 secretaries and one driver/administrative assistant of his choice.

            3.   Office  Accommodations of Executive's choice.
                 ------

All compensation and benefits referenced above will be paid in accordance with Exide's applicable policies and plans.

IV.    EVENTS OF TERMINATION
       ---------------------

The Employment Period will terminate

       A.   upon the death or disability of Executive;

       B. upon a termination of Executive's employment by Exide for Cause or without Cause, immediately upon notice from Exide to Executive, or at such later time as such notice may specify; or

       C. upon Executive's termination of his employment with or without Good Reason.

V.     CONSEQUENCES OF TERMINATION
       ---------------------------

If Executive's employment hereunder terminates by reason of his death or disability, or if his employment is terminated by Exide for Cause or by Executive without Good Reason, Executive, or his estate or guardian, as the case may be, shall receive any earned but unpaid salary, bonus or unreimbursed expenses through the date of termination and no other payments or benefits shall be made or provided Executive (or his estate or guardian) hereunder. If Executive's employment hereunder is terminated by Exide other than for Cause, Executive's death or disability, or if Executive shall terminate his employment hereunder for Good Reason, then, in lieu of any other payments or benefits hereunder, Executive shall receive (i) any earned but unpaid salary, bonus or unreimbursed expenses

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through the date of termination, (ii) a cash lump sum equal to the salary he would have received through December 1, 2003, regardless of the Agreement's early termination, (iii) the average of the annual bonus received (or, if applicable, due) with respect to the three most recent fiscal years under this Agreement, multiplied by the number of days that remain until December 1, 2003, divided by 365 and (iv) until December 1, 2003, or, if earlier, until such time as Executive shall have obtained employment providing comparable retirement, life, disability, accident and health insurance benefits substantially similar to those provided to Executive and his dependents immediately prior to the date of Executive's termination of employment at no greater cost to Executive than the cost to Executive immediately prior to such date. Any amounts Executive is entitled to receive pursuant to this Section shall be paid to Executive within five business days of the date of his termination of employment. In the event Executive terminates his employment for Good Reason as a result of any reduction to his salary, bonus or benefits payable hereunder, any payment or benefit due hereunder shall be determined with reference to the salary, bonus or benefits which were provided immediately prior to the occurrence of the event constituting Good Reason. If a Change in Control (as defined in Executive's Change in Control Agreement) occurs during the Employment Period, Executive shall not be entitled to any payment or benefit pursuant to this Section 5.

VI.    CONFIDENTIALITY
       ---------------

During and following the Employment Period, Executive agrees to hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Board of Directors or except as otherwise expressly permitted by the terms of this Agreement.

VII.   INDEMNIFICATION
       ---------------

During and following the Employment Period, Exide agrees to indemnify Executive for any acts or omission performed by Executive in the course of his employment to the fullest extent allowed by law, the Certificate of Incorporation, the Amended and Restated Bylaws and applicable Board of Director resolutions.

VIII.  INJUNCTIVE RELIEF
       -----------------

Executive acknowledges that the injury that would be suffered by Exide as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to Exide for such a breach would be an
inadequate remedy.    Consequently, Exide will have the right, in addition to
any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Exide will not be obligated to post bond or other security in seeking such relief.

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IX.    REPRESENTATIONS AND WARRANTIES
       ------------------------------

       A. Executive represents and warrants to Exide that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

       B. By execution of this Agreement, Exide acknowledges that this Agreement has been reviewed and adopted by a resolution approved by the Board of Directors.

X.    MITIGATION
      ----------

Exide agrees that, if Executive's employment with Exide terminates during the Employment Period, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive hereunder.

XI.   RESTRICTIONS
      ------------

Executive agrees that Exide's business depends, to a considerable extent, on the individual efforts of Executive. Accordingly, unless otherwise approved by the Board of Directors, Executive covenants and agrees that he will not, during the Employment Period and for one year thereafter, engage directly or indirectly, either as principal, agent or consultant or through any corporation, firm or organization in which he may be an officer, director, employee, substantial shareholder, partner, member or be otherwise affiliated, in activities competitive with the business being conducted by Exide at the time of termination of the Employment Period.

XII.   WAIVER
       ------

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a

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waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

XIII.  BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED
       -----------------------------------------------

This Agreement shall inure to the benefit of; and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Exide may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be delegated or assigned.

XIV.   NOTICES
       -------

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or(c) when received by the addressee, if sent by an overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

       If to Exide:        Exide Corporation
                           210 Carnegie Center, Suite 500
                           Princeton, NJ  08540

       Attention:          Executive Vice President, Human Resources

       If to Executive:    Robert A. Lutz
                           3966 Pleasant Lake Road
                           Ann Arbor, MI 48103

XV.    ENTIRE AGREEMENT; AMENDMENTS
       ----------------------------

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

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XVI.   GOVERNING LAW
       -------------

This Agreement will be governed by the laws of the State of Michigan without regard to conflicts of laws principles.

XVII.  SECTION HEADINGS; CONSTRUCTION
       ------------------------------

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

XVIII. SEVERABILITY
       ------------

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

XIX.   COUNTERPARTS
       ------------

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

XX.    WAIVER OF JURY TRIAL
       --------------------

THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EXIDE CORPORATION                                EXECUTIVE


-------------------------                        -------------------------
John R. Van Zile                                 Robert A. Lutz
Executive Vice President, General Counsel and
Secretary
(Acting pursuant to the authorization
of the Board of Directors)

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